UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

KRANTI RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-142096	98-0513655
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

6705 Tomken Rd., Suite 211,

Mississauga ON L5T 2J6  Canada

(Address of principal executive offices)

Registrant's Telephone Number, including area code: (905) 670-06631

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.03. Amendment to Articles of Incorporation

On April 27, 2009, the Board of Directors and a majority of the stockholders of Kranti Resources, Inc. (the “Corporation”) approved resolutions to amend the Articles of Incorporation of the Corporation (the “Amendment”) which Amendment was filed with the Secretary of State of the State of Nevada on April 30, 2009, to effect an increase in the number of authorized capital shares of the Corporation to 600,000,000 shares, of which 500,000,000 shares are designated as common stock, par value $0.001 per share, and 100,000,000 shares are designated as preferred stock, par value $0.001 per share. The shares of preferred stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation or any committee thereof established by resolution of the Board of Directors pursuant to the Bylaws prior to the issuance of any shares thereof; each such class or series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, all in accordance with the laws of the State of Nevada.

The Amendment was approved by the holders of 57% of the issued and outstanding shares of the Corporation’s voting capital stock.

Item 8.01. Other Events

On April 27, 2009, the Corporation’s Board of Directors approved a ten-for-one (10:1) forward split of the Corporation’s common stock, par value $0.001 per share. The forward split will be lfor shareholders of record as of the close of business on Monday, May 18, 2009, and following FINRA approval, the market effective date for the reverse stock split is anticipated to be May 19, 2009, or such other date as approved by FINRA. As a result of the forward stock split, every one share of the Corporation’s old common stock will be converted into ten shares of the Corporation’s new common stock. Immediately following the forward split, the number of shares of the Corporation’s outstanding issued common stock shall be increased from 4,387,500 shares to approximately 43,875,000 shares

Once FINRA has approved the corporate actions effectuating the forward stock split, FINRA will issue a new symbol under which the Corporation’s common stock will be traded. A new CUSIP number has been issued for the Corporation’s new common stock (“500768 20 5”) to distinguish stock certificates issued after the effective date of the forward stock split. The Corporation’s old CUSIP number was 500768 10 6.

All stockholders holding physical stock certificates are required to surrender their old stock certificates in exchange for new stock certificates. The Corporation’s stockholders should not send their stock certificates to the Corporation. Stockholders will be notified by the Corporation’s Transfer Agent, Pacific Stock Transfer Company, regarding the process for exchanging existing stock certificates representing pre-split shares. There were no options issued to purchase the Corporation’s common stock.

Item 9.01  Financial Statements and Exhibits

Exhibits:

Exhibit No.	Exhibit Description

3.1	Amendment to Articles of Incorporation of the Registrant dated April 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mariposa Resources, Ltd.

Date: May 7, 2009	By:	/s/ Jazz Samra
Jazz Samra, President